UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2024

iHeartMedia, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38987	26-0241222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 822-2828

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	IHRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2024, iHeartMedia, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Charter”). The Amendment amends Section 8.1 of the Company’s Charter to provide for the exculpation of officers of the Company to the extent permitted by the General Corporation Law of the State of Delaware. A description of the Amendment is included in the section titled “Proposal Four: Approval of an Amendment to Fifth Amended and Restated Certificate of Incorporation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2024 (the “Definitive Proxy Statement”), which description is incorporated herein by reference.

On June 5, 2024, the Company filed a Certificate of Amendment to the Charter (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, which became effective upon filing.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

As noted above, the Annual Meeting was held on June 5, 2024. The following are the voting results on proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement. Holders of the Company’s Class B common stock were entitled to vote on Proposal 4 only.

Proposal 1 — Election of Robert W. Pittman, James A. Rasulo, Richard J. Bressler, Samuel E. Englebardt, Brad Gerstner, Cheryl Mills, Graciela Monteagudo and Kamakshi Sivaramakrishnan to the Company’s Board of Directors, each for a one-year term ending at the 2025 Annual Meeting of Stockholders.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Robert W. Pittman	91,716,459	2,108,891	13,940,901
James A. Rasulo	87,596,214	6,229,136	13,940,901
Richard J. Bressler	88,711,554	5,113,796	13,940,901
Samuel E. Englebardt	89,671,473	4,153,877	13,940,901
Brad Gerstner	91,912,633	1,912,717	13,940,901
Cheryl Mills	87,436,723	6,388,627	13,940,901
Graciela Monteagudo	91,894,648	1,930,702	13,940,901
Kamakshi Sivaramakrishnan	87,561,094	6,264,256	13,940,901

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
106,525,187	315,050	926,014	0

Proposal 3 — Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
74,858,405	18,011,018	955,927	13,940,901

Proposal 4 — Approval of an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to provide for exculpation of officers from breaches of fiduciary duty to the extent permitted by the General Corporation Law of the State of Delaware.

Holders of all outstanding Class A common stock and Class B common stock voting together as a single class

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
108,971,838	5,093,622	967,118	13,940,901

Holders of all outstanding Class A common stock voting as a separate class

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
87,765,356	5,092,920	967,074	13,940,901

Based on the foregoing votes, Robert W. Pittman, James A. Rasulo, Richard J. Bressler, Samuel E. Englebardt, Brad Gerstner, Cheryl Mills, Graciela Monteagudo and Kamakshi Sivaramakrishnan were elected as directors and Proposals 2, 3 and 4 were approved.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of iHeartMedia, Inc., dated June 5, 2024.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2024	IHEARTMEDIA, INC.

	By:	/s/ Jordan R. Fasbender
	Name:	Jordan R. Fasbender
	Title:	Executive Vice President, General Counsel and Secretary